Exhibit 10.14

CHART INDUSTRIES, INC.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into effective as of February 26, 2004, by and between Chart Industries, Inc., a Delaware corporation (the “Company”), and Samuel F. Thomas (“Thomas”).

1.	AUTHORIZATION OF SALE OF THE COMMON STOCK

Subject to the terms and conditions of this Agreement, the Company has authorized the sale of 28,797 shares of its common stock, par value $0.01 (the “Common Stock”).

2.	AGREEMENT TO SELL AND PURCHASE THE COMMON STOCK

2.1	Purchase and Sale

Subject to the terms and conditions of this Agreement, Thomas agrees to purchase, and the Company agrees to sell and issue to Thomas, at the Closing (as defined below) the Common Stock.

2.2	Purchase Price

The purchase price for each share of Common Stock shall be $13.89 and the aggregate purchase price of the Common Stock shall be $399,990.33 (the “Purchase Price”).

3.	DELIVERY OF THE COMMON STOCK AT THE CLOSING

(a) The completion of the purchase and sale of the Common Stock (the “Closing”) shall occur at the offices of Calfee, Halter & Griswold LLP, counsel to the Company, at 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio at 10:00 a.m. local time on the date hereof (the “Closing Date”).

(b) At the Closing, the Company shall authorize its transfer agent (the “Transfer Agent”) to issue to Thomas one or more stock certificates (the “Certificates”) registered in the name of Thomas representing the Common Stock and bearing an appropriate legend referring to the fact that the Common Stock was sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 under the Securities Act. The Company will deliver the Certificates against delivery of the Purchase Price by Thomas by means of wire transfer of immediately available funds to an account designated by the Company.

(c) The Company’s obligation to complete the purchase and sale of the Common Stock shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of same-day funds in the full amount of the Purchase Price; and (ii) the accuracy in all material respects of the representations and warranties made by Thomas.

(d) Thomas’ obligations to accept delivery of the Certificates and to pay the Purchase Price shall be subject to the condition, which may be waived by Thomas, that the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to Thomas as follows:

4.1	Organization and Qualification

The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the results of operations and financial condition of the Company.

4.2	Issuance, Sale and Delivery of the Common Stock

(a) The Common Stock has been duly authorized for issuance and sale to Thomas pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement and receipt of the Purchase Price, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances, other than imposed by law or under this Agreement. The certificates evidencing the Common Stock are in due and proper form under Delaware law.

(b) The issuance of the Common Stock is not subject to preemptive or other similar rights. Except for approval already obtained, no approval of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Stock to be sold by the Company as contemplated in this Agreement.

(c) Subject to the accuracy of Thomas’ representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Common Stock in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

4.3	No Defaults

The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease, voting agreement, or other material instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, except for any such defaults that would not, singly or in the aggregate, have a material adverse effect on the results of operations and financial condition of the Company. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

4.4	Due Execution, Delivery and Performance

(a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Common Stock, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and stockholders, and (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any violation of applicable law that would have a material adverse effect on the results of the operations and financial condition of the Company.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THOMAS

5.1	Securities Law Representations and Warranties

Thomas represents, warrants and covenants to the Company as follows:

(a) Thomas acknowledges that he has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, the Company or its representatives concerning the Company and its present and proposed business, results of operations and financial condition, and has had all such questions answered to his satisfaction and has been supplied with all additional information requested.

(b) Thomas has such knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of investing in the Common Stock. Thomas has sufficient liquid assets or other sources of income to provide for his current needs and contingencies with no need for liquidity of the investment in the Common Stock and has the ability to suffer a complete loss of the investment in the Common Stock. Thomas is familiar with the type of investment which the Common Stock constitutes and has reviewed the investment in the Common Stock with his own tax and legal advisors and investment representatives to the extent deemed advisable.

(c) Thomas understands that (i) the Common Stock has not been registered under the Securities Act, or any state securities or “blue sky” laws (the “State Acts”) and is being issued and sold in reliance upon certain of the exemptions contained in the Securities Act and the State Acts, and the representations and warranties contained herein are essential to the claim of exemption by the Company under the Securities Act and the State Acts, (ii) the shares of Common Stock are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act, (iii) the Common Stock cannot be sold or transferred without registration under the Securities Act and any applicable State Acts, unless the holder establishes to the satisfaction of the Company that such registration is not necessary, (iv) any Certificates which may be issued to evidence the Common Stock shall bear the following legends, in addition to the legend required by Section 8 and any other legend required by law or otherwise:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES HAS BECOME EFFECTIVE OR UNLESS THE STOCKHOLDER ESTABLISHES TO THE SATISFACTION OF THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(v) only the Company can register the Common Stock under the Securities Act and any of the State Acts, (vi) the Company has not made any representations to Thomas that the Company will register the Common Stock under the Securities Act or any of the State Acts, or with respect to compliance with any exemption therefrom, (vii) there are stringent conditions for obtaining an exemption for the resale of the Common Stock under the Securities Act and any State Acts, and (viii) the Company may from time to time make stop transfer notations in its transfer records to ensure compliance with the Securities Act and any State Acts.

(d) Thomas represents and warrants that (i) he is acquiring the Common Stock for his own account and not on behalf of any other person, (ii) he is acquiring the Common Stock for investment and not with a view to or for sale in connection with any distribution of the Common Stock or with the intent to divide his participation with others or resell or otherwise participate in a distribution of the Common Stock, directly or indirectly, and (iii) neither he nor anyone acting on his behalf has paid or will pay any commission or other remuneration to any person in connection with the acquisition of the Common Stock.

(e) Thomas is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(f) Thomas is not a party to any agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.

5.2	Resales of Common Stock

Thomas hereby covenants with the Company not to make any sale of the Common Stock (i) without registration under the Securities Act and the applicable State Acts, unless it is established to the satisfaction of the Company that such registration is not necessary, (ii) without compliance with the provisions of Sections 6 and 7 or (iii) without compliance with any restrictions imposed by the Securities Act or any applicable State Acts. In addition, no holder of

Stockholder Shares shall, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer (as defined below) any Stockholder Shares during the seven (7) days prior to and the 180-day period beginning on the effective date of the Company’s initial primary Public Offering (i.e., the initial Public Offering for the Company’s own account) consummated after the date hereof, any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing such registered Public Offering otherwise agree in writing.

5.3	Due Execution, Delivery and Performance

(a) This Agreement has been duly executed and delivered by Thomas and constitutes a valid and binding obligation of Thomas, enforceable against Thomas in accordance with its terms.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary action and will not result in any violation of any statute, law, rule, regulation, ordinance, decision, directive or order applicable to Thomas.

6.	RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES

6.1	RESTRICTIONS ON TRANSFER

No holder of Stockholder Shares may sell, transfer, assign, pledge or otherwise directly or indirectly dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a “Transfer”) any Stockholder Shares or interest therein, except (i) any Transfer by a Transferring Stockholder (as defined below) pursuant to and in accordance with both Section 5.2 and Section 6.2, or (ii) any Exempt Transfer (as defined below) of Stockholder Shares pursuant to and in accordance with Section 6.3.

6.2	FIRST OFFER RIGHTS

(a) Prior to any Transfer of Stockholder Shares by a holder thereof (other than any Exempt Transfer by a holder of Stockholder Shares pursuant to and in accordance with Section 6.3) (a “Transferring Stockholder”), such Transferring Stockholder shall deliver a written notice (an “Offer Notice”) to each holder of Controlling Stockholder Shares (each an “Eligible Purchaser” and, collectively, the “Eligible Purchaser(s)”) and to the Company. The Offer Notice shall disclose in reasonable detail the proposed aggregate number of each class of Stockholder Shares to be transferred (the “Transfer Shares”), the proposed material terms and conditions of the Transfer, including the proposed price per share for each class of Transfer Shares (which shall be payable in cash upon consummation of such Transfer or in installments of cash over time), and, to the extent known, the identity of the prospective transferee(s) (and, if any such transferee is an entity, the beneficial owners thereof). Such Transfer shall not be consummated prior to the date on which the parties to such Transfer have been finally determined in accordance with this Section 6.2.

(b) Each Eligible Purchaser may elect to purchase all or any portion of the Transfer Shares (provided that, if more than one class or series of Stockholder Shares is included in the Transfer Shares, then an Eligible Purchaser may only elect to purchase shares of each class and series included in the Transfer Shares and in the same relative proportions as those in which such classes and series of Transfer Shares are so offered) at the same price per share and on the same terms specified in the Offer Notice by delivering, as soon as practicable but in any event within five (5) business days after delivery of the Offer Notice to the Eligible Purchaser(s) (the “ROFO Election Period”), a written notice of such election to the Company, the Transferring Stockholder and the other Eligible Purchaser(s), if any, stating the number of shares held by such Eligible Purchaser of each class included in the Transfer Shares and the percentage of Transfer Shares which such Eligible Purchaser proposes to purchase (each such Eligible Purchaser who so elects to purchase any Transfer Shares is referred to herein as an “Electing Purchaser”). If more than one Eligible Purchaser elects to purchase Transfer Shares and the Eligible Purchaser(s) elect to purchase collectively more than the aggregate number of Transfer Shares, then each class of Transfer Shares shall first be allocated to each Electing Purchaser in an amount equal to the lesser of (a) the maximum amount of Transfer Shares of such class specified by each such Electing Purchaser in its written notice to the Company and (b) each such Electing Purchaser’s pro rata share of such class of Transfer Shares based on the number of Controlling Stockholder Shares of such class owned on a Fully Diluted Basis by each Electing Purchaser (provided that if the Transfer Shares include any shares of the Company’s common stock or other securities convertible into or exercisable or exchangeable for shares of such common stock, then each class of such Transfer Shares shall be allocated to the Electing Purchasers pro rata based on the number of shares of such common stock which are Controlling Stockholder Shares and owned by each such Electing Purchaser on a Fully Diluted Basis). If after such allocation any Transfer Shares remain unallocated, then such allocation procedure shall be repeated for such remaining Transfer Shares (but only with respect to each Electing Purchaser who has not previously been allocated the maximum amount of Transfer Shares of such class specified in such Electing Purchaser’s written notice to the Company) until either all Transfer Shares of such class elected to be purchased by the Electing Purchaser(s) have been so allocated or no Transfer Shares remain available for purchase by the Electing Purchaser(s).

(c) If the Electing Purchaser(s) have collectively elected to purchase pursuant to this Section 6.2 all (but not less than all) of the Transfer Shares, then such Transfer(s) to the Electing Purchaser(s) shall be consummated as soon as practical, but in any event within ten (10) days, after expiration of the ROFO Election Period. Except to the extent the Required Controlling Holder(s) direct otherwise by prior written notice to the Company, an Electing Purchaser may designate one or more Affiliates of such Electing Purchaser to purchase from the Transferring Stockholder all or any portion of the Transfer Shares that such Electing Purchaser elected to purchase; provided that, if such Affiliate is not already a party to that Investor Rights Agreement, dated as of September 15, 2003, among the Company and the Stockholder parties thereto (the “Investor Rights Agreement”), then as a condition to such purchase, such Affiliate shall agree, by signing a Joinder Agreement, to become a party to and bound by the Investor Rights Agreement as an Additional Stockholder thereunder. All amounts payable by an Electing Purchaser (or designee thereof) pursuant to this Section 6.2 shall be paid in cash at the closing of such purchase or, to the extent provided in the Offer Notice, in installments of cash over time.

(d) If the Electing Purchaser(s) do not collectively elect to purchase all of the Transfer Shares, the Transferring Stockholder may Transfer all (but not less than all) of the Transfer Shares to one or more third parties for a per share cash purchase price no less than the price specified in, and on other terms no more favorable to such third parties than those set forth in, such Offer Notice; provided, that such Transfer(s) by the Transferring Stockholder may be made only within the 90-day period immediately following the expiration of the ROFO Election Period. In the event the Transfer Shares are not Transferred in accordance with the immediately preceding sentence, the Transfer Shares shall be subject to the provisions of this Section 6 in connection with any subsequent Transfer or proposed Transfer of such Transfer Shares by the Transferring Stockholder.

6.3	EXEMPT TRANSFERS

The restrictions set forth in this Section 6 shall not apply to any of the following Transfers:

(a) subject to the final paragraph of this Section 6.3, (a) a Transfer of Stockholder Shares pursuant to the applicable laws of descent and distribution or (b) a Transfer of Stockholder Shares among the transferor’s Family Group (as such term is defined in the Investor Rights Agreement and assuming for such purpose that the transferor were a “Stockholder” under such agreement); and

(b) any Transfer of Stockholder Shares in connection with an Approved Sale.

A transferee of Stockholder Shares pursuant to a Transfer described in clause (a) above is sometimes referred to herein as a “Permitted Transferee.” Not less than five (5) business days prior to any Transfer of Stockholder Shares pursuant to the foregoing clauses (a), the transferor shall deliver a written notice to the Company, which notice shall disclose in reasonable detail the nature of the proposed Transfer and the identity of the proposed transferee(s). Notwithstanding the foregoing, the restrictions contained in this Agreement shall continue to be applicable to the Stockholder Shares following any Transfer to a Permitted Transferee, and no Transfer to a Permitted Transferee may be consummated unless prior thereto the transferor thereof shall have complied with Section 7 below. In addition, and notwithstanding the foregoing, no holder of Stockholder Shares may avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such Person’s interest in any such Permitted Transferee, and any Transfer or attempted Transfer in violation of this covenant shall be void and otherwise subject to Section 7 below. Any Transfer permitted pursuant to this Section 6.3 is referred to in this Agreement as an “Exempt Transfer.”

6.4	TERMINATION

The restrictions on the Transfer of Stockholder Shares set forth in Section 6 shall continue with respect to each Stockholder Share until the earliest to occur of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the consummation of an Approved Sale or (iii) the consummation of a Qualified Public Offering.

6.5	MODIFICATION

In the event that the Transferring Shareholder is or becomes a holder of Controlling Stockholder Shares under the Investor Rights Agreement, then this Section 6 shall not apply to any Transfer of Stockholder Shares by such Transferring Stockholder and any such Transfer instead shall be governed by Section 2 and other applicable provisions of the Investor Rights Agreement.

6.6	NOTICES UNDER SECTION 6

Any notice required or permitted to be given under Section 6 of this Agreement shall be given in accordance with the notice provisions of the Investor Rights Agreement using the addresses of the Company and the holder of Stockholder Shares provided on the signature page of this Agreement or in any Successor Agreement and the addresses of the holders of Controlling Stockholder Shares provided in or under the provisions of the Investor Rights Agreement.

6.7	CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Public Sale” shall mean any sale of Stockholder Shares (i) to the public pursuant to an offering registered under the Securities Act, (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act or (ii) to the public through a broker, dealer or market maker for which registration under the Securities Act is not required under Section 1145 of Title 11 of the United States Code.

“Stockholder Shares” shall mean (i) the Common Stock, and (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of stock dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been sold in a Public Sale.

“Successor Agreement” shall mean an agreement in the form attached hereto as Exhibit A under which any prospective transferee of Stockholder Shares agrees to be bound by the obligations imposed hereunder on a holder of Stockholder Shares.

7.	TRANSFER

Prior to consummating, or committing to consummate, any Transfer of Stockholder Shares (other than pursuant to a Public Sale or an Approved Sale) to any Person (including any Permitted Transferee), the transferor of such Stockholder Shares shall cause each prospective transferee thereof to execute and deliver to the Company and to the Required Controlling Holder(s) a Successor Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of the foregoing or any other provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

8.	LEGEND

Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO A STOCK PURCHASE AGREEMENT DATED AS OF FEBRUARY 26, 2004, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE HOLDER OF SUCH SECURITIES. A COPY OF SUCH STOCK PURCHASE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY’S CHIEF FINANCIAL OFFICER.”

The legend set forth above shall be promptly removed from the certificates evidencing any Stockholder Shares for which the restrictions contained in Section 6 have terminated in accordance with Section 6.4 hereof.

9.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and Thomas in this Agreement and in the certificates for the Common Stock delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to Thomas of the Common Stock being purchased and the payment therefor.

10.	NOTICES

Except as set forth in Section 6, all notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile, nationally recognized overnight express courier postage prepaid or delivered by hand, and shall be delivered to the address of the Company or Thomas as set forth on the signature page to this Agreement, or at such other address or addresses as the Company or Thomas may furnish to the other in writing.

Such notice shall be deemed effectively given upon confirmation of receipt by facsimile or hand delivery, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

11.	MODIFICATION; AMENDMENT

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by an officer of the Company authorized to sign such instrument by the Company’s Board of Directors and Thomas.

12.	HEADINGS

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.	DEFINITIONS

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Investor Rights Agreement, as amended from time to time.

14.	SEVERABILITY

If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

15.	GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed entirely within such state.

16.	THIRD PARTY BENEFICIARIES

The holders of Controlling Stockholder Shares are intended third party beneficiaries of this Agreement and shall have full rights to enforce the provisions of this Agreement against Thomas, the Company and any holder of Stockholder Shares.

17.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

THE COMPANY:

CHART INDUSTRIES, INC.

By /s/ MICHAEL F. BIEHL
Name: Michael F. Biehl
Its: Chief Financial Officer

Address:

5885 Landerbrook Drive, Suite 205
Cleveland, Ohio 44124
Facsimile: (440) 753-1491

THOMAS:

/s/ SAMUEL F. THOMAS Samuel F. Thomas

Address:

115 Gill Road
Haddonfield, New Jersey 08033
Facsimile: Not Applicable

STOCK PURCHASE AGREEMENT

SIGNATURE PAGE

EXHIBIT A

FORM OF TRANSFER NOTICE AND SUCCESSOR AGREEMENT

This notice is being delivered to Chart Industries, Inc., a Delaware corporation (the “Company”), pursuant to Section 7 of that certain Stock Purchase Agreement, dated as of February 26, 2004 (as amended from time to time, the “Stock Purchase Agreement”), by and between the Company and Samuel F. Thomas. Capitalized terms used herein shall have the meanings assigned to such terms in the Stock Purchase Agreement.

The undersigned hereby notifies the Company that [name of transferor] has transferred to the undersigned              shares of Common Stock that are Stockholder Shares. In connection with such transfer, the undersigned hereby becomes a party to the Stock Purchase Agreement and agrees to be bound by Sections 6, 7 and 8 of the Stock Purchase Agreement and such other provisions of the Stock Purchase Agreement imposing obligations on a holder of Stockholder Shares.

Any notice provided for in the Investor Rights Agreement should be delivered to the undersigned at the address set forth below:

_________________________

_________________________

_________________________

Facsimile:

Attention:

Dated:

[Transferee]